UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: July 1, 2013 (Date of earliest event reported)
Central Valley Community Bancorp
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-31977 (Commission File Number)	77-0539125 (IRS Employer Identification Number)

7100 N. Financial Drive, Suite 101, Fresno, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

Prior to the open of business on July 1, 2013, Central Valley Community Bancorp and Visalia Community Bank, headquartered in Visalia, California, completed the merger under which Visalia Community Bank, with branches in Visalia and Exeter, merged with and into Central Valley Community Bancorp's subsidiary, Central Valley Community Bank in a combined cash and stock transaction.

Under the merger agreement, Visalia Community Bank shareholders received in exchange for their outstanding common shares an aggregate cash amount of $11.05 million, and an aggregate of approximately 1.263 million newly issued shares of Central Valley Community Bancorp.

As of March 31, 2013, Visalia Community Bank had approximately $203 million in assets. On a pro forma consolidate basis with Visalia Community Bank, the total assets of Central Valley Community Bancorp would have been approximately $1.1 billion on that date.

Item 9.01. Financial Statements and Exhibits

(a) Financial statement:
            Financial statement information regarding Visalia Community Bank in the form and for the periods required pursuant to Regulation S-X 8.04 will be filed within 71 days of the date hereof.

(b) Pro forma financial information:
            None

(c) Shell company transactions:
            None

(d) Exhibits
            99.1       Press Release of Central Valley Community Bancorp dated July 1, 2013

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2013	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ David A. Kinross David A. Kinross Senior Vice President and Chief Financial Officer (principal accounting and financial officer)

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Central Valley Community Bancorp dated July 1, 2013